                                                                     DRAFT

                          UNDERWRITING AGREEMENT

                       FOR PURCHASE OF $___________

                     FIRST MORTGAGE BONDS, SERIES ___,

                             _____%, DUE _____

                                    OF

                     THE NARRAGANSETT ELECTRIC COMPANY

                                        Date:

The Narragansett Electric Company
25 Research Drive
Westborough, MA  01582

Ladies and Gentlemen:

      We (the Underwriters) understand that The Narragansett Electric Company, (the Company), proposes to issue and sell $____________ aggregate principal amount of First Mortgage Bonds, Series ___, ___ %, due ____________, (with Original Issue Date as defined in the Terms of Purchase) (the New Bonds).

      Subject to the terms and conditions set forth in the Terms of Purchase annexed hereto, the Company hereby agrees to sell all of the New Bonds, and each of the Underwriters agrees, severally and not jointly, to purchase the respective principal amount of the New Bonds set forth opposite its name below, in each case at a purchase price of ___% of the principal amount of such New Bonds.

            Name                        Principal Amount of New Bonds
            ----                        -----------------------------


                                        _____________________

                                        Total $

      The Underwriters will pay for such New Bonds upon delivery thereof in accordance with the Terms of Purchase.

      The New Bonds shall have the terms set forth in the Prospectus dated ____________, and the Prospectus Supplement dated ______________, including the following:

Maturity:

Interest Rate:

Redemption Provisions, if any:

Interest Payment Dates:

Form and Denomination:

Other:

      All provisions contained in the document entitled "TERMS OF PURCHASE RELATING TO FIRST MORTGAGE BONDS, SERIES **, *%, DUE ** (ORIGINAL ISSUE DATE***) OF THE NARRAGANSETT ELECTRIC COMPANY", a copy of which is attached hereto, are herein incorporated by reference in their entirety and shall be deemed to be a part of this agreement to the same extent as if such provisions had been set forth in full herein.

      Please confirm your agreement by having an authorized officer sign a copy of this agreement in the space set forth below and returning the signed copy to us at the address below.

                                  Very truly yours,

                                  [Name of Underwriter or Representative]

                                  By_________________________________
                                     Name:
                                     Title:
                                     Address:

Accepted:

THE NARRAGANSETT ELECTRIC COMPANY


By____________________________
   Name:
   Title:

                             TERMS OF PURCHASE

                                RELATING TO

                     FIRST MORTGAGE BONDS, SERIES **,
                                  %, DUE
                         (ORIGINAL ISSUE DATE ***)

                                    OF

                     THE NARRAGANSETT ELECTRIC COMPANY

      TERMS OF PURCHASE between The Narragansett Electric Company (the Company), a Rhode Island corporation, and the several Underwriters named in a confirmation letter (the Confirmation) to which these Terms of Purchase are attached and hereinafter collectively called the Underwriting Agreement. (The words "herein" and "hereunder", unless specifically limited, mean "in the Underwriting Agreement" and "under the Underwriting Agreement", respectively.)

      1. UNDERWRITERS AND REPRESENTATIVE. The term Underwriters as used herein shall mean the several persons, firms, or corporations named in the Confirmation (including the Representative hereinafter mentioned); and the term Representative as used herein shall be deemed to mean the representative or representatives designated as Representative by, or in the manner authorized by, the Underwriters and who, by signing the Confirmation, represent that it or they have been authorized by the Underwriters to enter into this Underwriting Agreement on their behalf and to act for them in the manner herein provided. If there shall be only one person, firm, or corporation named in said Confirmation, the term Underwriters and the term Representative as used herein shall mean such person, firm, or corporation.

      2. DESCRIPTION OF THE NEW BONDS. The Company proposes to issue and sell $** principal amount of its First Mortgage Bonds, Series **, *%, due ** (Original Issue Date ***) (the New Bonds), to be issued under an indenture supplemental to the First Mortgage Indenture and Deed of Trust dated as of September 1, 1944, (as heretofore and hereafter supplemented, the Indenture), from the Company to Rhode Island Hospital Trust National Bank (the Trustee), successor to Rhode Island Hospital Trust Company. References to Rhode Island Hospital Trust National Bank shall include its service provider, The First National Bank of Boston, as such. The terms and provisions of the New Bonds and of the Indenture are summarized in the registration statement and in the prospectus below mentioned.

      3. PUBLIC OFFERING. The Company is advised by the Representative that the Underwriters propose to make a public offering of their respective portions of the New Bonds as soon after this Agreement is entered into as in the Representative's judgment is advisable. The terms of the public offering of the New Bonds are set forth in the prospectus below mentioned.

      4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Underwriter as follows:

            (a) With respect to the proposed issue and sale of the New Bonds, the Company has filed a registration statement, including as a part thereof a prospectus, under the Securities Act of 1933, as amended (the

___________________________

      * The percentage is the interest rate specified in the Confirmation.

      ** The series designation, aggregate principal amount, and the year in which the Bonds mature are as specified in the Confirmation.

      *** Original Issue Date shall be the Closing Date.

      Securities Act), with the Securities and Exchange Commission (the Commission). Said registration statement has become effective, and the prospectus in the registration statement as now effective (the Registration Statement) meets the requirements of section 10(a) of the Securities Act. The Company will file a supplement to the prospectus (the Supplement) with respect to the New Bonds to reflect the results of the pricing set forth in the Confirmation pursuant to the rules and regulations under the Securities Act, after giving the Representative an opportunity to examine and make objections of substance to the Supplement. Such examination shall not limit or affect the rights of any Underwriter in respect of any representation, warranty, or covenant of indemnity by the Company herein contained. Before filing any other supplement or amendment to the Registration Statement or the Supplement with respect to the New Bonds, the Company will afford the Representative an opportunity to examine it and any documents incorporated therein and to make objections of substance thereto. The Representative shall have the right to terminate this Underwriting Agreement, without liability on the part of any Underwriter, if the Company shall file the Supplement or any other supplement or amendment to the prospectus to which the Representative shall reasonably so object in writing.

            (b) Said prospectus and the Registration Statement have been, and the Supplement and each other supplement or amendment thereto will be, carefully prepared in conformity with the requirements of the Securities Act and the rules, regulations, and releases of the Commission thereunder; the Registration Statement contains all statements which are required to be incorporated or stated therein in accordance with the Securities Act and the rules, regulations, and releases thereunder, and will in all material respects conform to the requirements thereof; said prospectus, as supplemented when the Supplement is filed (the Prospectus), will contain or incorporate therein all statements made in the Registration Statement which the Prospectus is required to contain and will in all material respects conform to the requirements of the Securities Act and the rules, regulations, and releases thereunder; wherever the terms prospectus, Prospectus, registration statement, or Registration Statement are used herein, they shall be deemed to include all documents incorporated by reference therein pursuant to the requirements of Form S-3 under the Securities Act, and such documents incorporated or to be incorporated by reference therein have been or will be prepared and filed with the Commission in a timely manner and in accordance with the provisions of the Securities Exchange Act of 1934 (the Exchange Act) and applicable rules, regulations, and releases thereunder; neither the Registration Statement nor the Prospectus will include any untrue statement of a material fact or omit to state a material fact which (in the case of the Registration Statement) is required to be incorporated or stated therein or is necessary to make the statements therein or incorporated therein not misleading or which (in the case of the Prospectus) is necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, however, that the foregoing representations and warranties shall not apply to statements or omissions made in reliance on written information furnished to the Company by the Underwriter, or by and through the Representative on behalf of any Underwriter, or to statements or omissions in the Statement of Eligibility and Qualification of the Trustee under the Indenture.

            (c) The financial statements of the Company included or incorporated by reference in the Registration Statement will be correct and complete and will truly present the financial position of the Company as at the dates stated therein and the results of the operations of the Company for the periods stated therein. The Company had, on the date of the latest financial statements included or incorporated by reference in the Registration Statement, no material liabilities or obligations, fixed or contingent, other than those disclosed in the Registration Statement or such financial statements, and since that date the Company has not incurred any material liabilities or obligations still outstanding, fixed or contingent, other than (i) in the ordinary course of business, (ii) as a result of transactions described in the prospectus included in the Registration Statement, or (iii) short-term borrowings which result in short-term note indebtedness of not exceeding, in the aggregate at any one time outstanding, the limitations then authorized for the Company by the Commission under the Public Utility Holding Company Act of 1935 (the 1935 Act). Since the date of the latest financial statements included or incorporated by reference in the Registration Statement, there has not been any material adverse change in the financial condition of the Company not disclosed in the prospectus included in the Registration Statement. Except as described in said prospectus, there are no proceedings at law or in equity or before any federal or state commission or other public authority the result of which might have a material adverse effect upon the financial condition of the Company.

            (d) Coopers & Lybrand, who have certified certain of the financial statements filed with the Commission, are independent certified public accountants as required by the Securities Act and the rules, regulations, and releases thereunder.

            (e) The consummation of the transactions herein contemplated and the performance by the Company of the terms of this Underwriting Agreement will not violate any of the terms, conditions, or provisions of, or constitute a default under, any franchise, indenture, or other contract or agreement to which the Company is now a party or by which the Company or its property may be bound or affected, or the Company's charter, by-laws, or preferred stock preference provisions, or any order of any court or administrative agency by which the Company is bound.

            (f) The issue and sale of the New Bonds are solely for the purpose of financing the business of the Company.

      5. INFORMATION FROM AND WARRANTIES OF THE UNDERWRITERS. Each Underwriter, in addition to other information furnished to the Company for use in the Prospectus, is contemporaneously furnishing and will continue to furnish to the Company through the Representative for use in the Prospectus the information to be stated therein with regard to the public offering to be made by the Underwriters, any further information regarding the Underwriters and such public offering which may be required under the 1935 Act, and all other information required by law in respect of the purchase and sale of the New Bonds. Each Underwriter warrants and represents to the Company, each of the officers and directors of the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, and each other Underwriter that all information furnished at any time in writing to the Company by such Underwriter, or by or through the Representative on behalf of such Underwriter, for use in the Prospectus, will not contain an untrue statement of a material fact and will not omit to state any material fact which is necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

      6. PURCHASE AND SALE OF NEW BONDS. The Company will sell to each Underwriter and each Underwriter will severally purchase from the Company, at the price specified in the Confirmation, at the time and place, in the manner, and upon the terms and conditions hereinafter set forth, the principal amount of New Bonds set forth opposite its name in the Confirmation, which amount may be increased in accordance with paragraph (a) of Section 13 hereof.

      All obligations of the Underwriters hereunder are several, and not joint or joint and several, and nothing herein shall constitute the Underwriters copartners of each other.

      7. TIME AND PLACE OF CLOSING; DELIVERY AND PAYMENT. The term Closing Date wherever used herein shall mean the eighth day (or if such day is not a full business day, the next full business day thereafter) following the date hereof, or such other date as shall be agreed in writing by the Company and the Representative (subject to postponement in accordance with the provisions of Section 13 hereof).

      Payment for the New Bonds, as provided in Section 6 hereof, shall be made at the principal office of Rhode Island Hospital Trust National Bank, Providence, Rhode Island, at l0:00 a.m., Providence time, on the Closing Date. Payment shall be made to the Company or its order in immediately available current-day funds by certified check or checks drawn on, or by official check or checks of, Rhode Island Hospital Trust National Bank, or in Boston Federal Reserve Bank Funds. The Company will reimburse the Underwriters for interest on the amount of such payment at the Federal Reserve Bank Funds rate from the Closing Date until the next succeeding day. Payment for the New Bonds may also be made by a FedWire electronic funds transfer to The Narragansett Electric Company's bank account, number 188292, at Rhode Island Hospital Trust National Bank, Providence, Rhode Island 02903, Transit Routing Number 0115 00337. Such payment shall be made upon delivery of the New Bonds to the Representative for the respective accounts of the Underwriters, such delivery to be made at the offices of BancBoston Trust Company of New York, 55 Broadway, 3rd Floor, New York, New York 10006. The New Bonds will be delivered, at the option of the Company, either in temporary or definitive form. If delivered in temporary form, each will be in the denomination of $1,000, and an exchange of temporary New Bonds for fully-registered New Bonds in definitive form will be made as soon as practicable and without charge to the holders thereof. If delivered in definitive form, the New Bonds will be in fully-registered form and will be registered in such name or names and in such denominations of $1,000 or integral multiples thereof as the Representative may request not later than 10 A.M., Providence time, on the third full business day prior to the Closing Date. If no such direction is received, the New Bonds will be registered in the names of the respective Underwriters in denominations selected by the Company.

      The Company will make such New Bonds available to the Representative for examination at the place of delivery, not later than 2 P.M., Providence time, on the first full business day prior to the Closing Date.

      The Representative, individually and not as the Representative, may (but shall not be obligated to) make payment to the Company for the New Bonds to be purchased by any Underwriter whose funds shall not have been received by the Representative as of the Closing Date, for the account of such Underwriter. Any such payment by the Representative shall not relieve such Underwriter from any of its obligations hereunder, but the Representative shall succeed to the right of the Company to receive the amount of such payment from such Underwriter.

      8.    COVENANTS OF THE COMPANY.  The Company agrees that:

            (a) The Company will promptly deliver to the Representative a certified copy of the registration statement with respect to the New Bonds, as originally filed, and of all amendments thereto heretofore or hereafter made, including a copy of each consent and certificate included or incorporated by reference therein or filed as an exhibit thereto (but excluding any other exhibit thereto unless specifically requested by the Representative). The Company will deliver to the Representative in New York or Providence, as requested, as soon as practicable after the filing of the Supplement, and thereafter from time to time during the nine-month period commencing on the date hereof, as many unsigned copies of the Prospectus (as supplemented or amended, if the Company shall have made any supplements or amendments thereto) and any documents incorporated by reference therein as the Representative may reasonably request for purposes contemplated by the Securities Act.

            (b) The Company will advise the Representative immediately by telegraph or other means of communication and confirm the advice in writing:

               (i)  when the Supplement has been filed;

               (ii) of the issuance by the Commission of any stop order
            suspending the effectiveness of the Registration Statement, or of the initiation of any proceedings for that purpose, and agrees, if any such stop order should be entered by the Commission, to make every reasonable effort to obtain the lifting or removal thereof as soon as possible;

               (iii) of the issuance by the Commission or the Division of
            Public Utilities and Carriers of the State of Rhode Island (RIPUC), of any order altering, suspending, supplementing, or otherwise affecting its order permitting the issuance and sale of the New Bonds;

               (iv) of any action by the Commission which has the effect of eliminating the exemption from the requirement of obtaining an order under the 1935 Act pursuant to Rule 52 promulgated thereunder; and

               (v) of the commencement of any litigation in connection with the New Bonds against the Company or any of its directors or any signer of the Registration Statement.

            (c) During the six-month period commencing on the effective date of this Underwriting Agreement, the Company will use its best efforts, when and as requested by the Representative, to furnish information and otherwise cooperate in qualifying the New Bonds for the purposes of any public offering by the Underwriters under securities or "blue-sky" laws of such states as the Representative may designate; provided that the Company shall not be obligated to qualify as a foreign corporation in, or consent to service of process under the laws of, any state, or to meet other requirements deemed by it to be unduly burdensome. The Company will pay or reimburse the Representative in an aggregate amount not exceeding $3,000 for the filing fees and expenses in connection with any qualification referred to in this paragraph.

            (d) The Company will pay all expenses in connection with (i) the preparation and filing by it of the Registration Statement and the Prospectus and any supplement or amendment thereto, (ii) the issue and delivery of the New Bonds, and (iii) the printing of the Prospectus and any supplement or amendment thereto and the delivery of reasonable quantities of copies thereof to Underwriters. The Company will pay all federal and state taxes (except transfer taxes) on the issue of the New Bonds. The Company shall not, however, be required to pay any amount for the expenses of the Representative or of any Underwriters, except as provided in paragraphs (c) and (e) of this Section. The fees and disbursements of Milbank, Tweed, Hadley & McCloy (the Underwriters' Counsel) shall be paid by the Underwriters, except as provided in paragraph (e) of this Section; and in the event that the fees of Underwriters' Counsel shall be reduced from the amount stated by such counsel to the Representative, an amount equal to such reduction shall be paid to the Company by or on behalf of the Underwriters.

            (e) If the Underwriting Agreement shall be terminated pursuant to any of the provisions hereof, the Company will pay the reasonable fees and disbursements of Underwriters' Counsel and the filing fees and expenses referred to in paragraph (c) of this Section. If the Underwriters shall not take up and pay for the New Bonds due to the failure of the Company to comply with any of the conditions specified in
      Section 9 hereof, the Company will reimburse the Underwriters in an aggregate amount not exceeding $2,000 for their reasonable out-of-pocket expenses incurred in connection with the financing contemplated by this Underwriting Agreement. The Company shall not in any event be liable to any of the Underwriters for damages on account of loss of anticipated profits.

            (f) During the nine-month period commencing on the date hereof, if any event known to the Company or of which the Company shall be advised by the Representative shall occur which should be set forth in a supplement to or an amendment of the Prospectus or in any document to be incorporated by reference therein in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will so advise the Representative and, upon request from the Representative, will forthwith at the Company's expense, or at the expense of the Underwriters if the only event occasioning the supplement or amendment is a change in the purchasing or distribution arrangements, prepare and furnish to the Representative (in form satisfactory to Underwriters' Counsel) a reasonable number of copies of a supplemented or amended prospectus or the document incorporated therein or, at the option of the Company, a reasonable number of appropriate supplements to be attached to the Prospectus, so that the Prospectus as supplemented or amended will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading. In case any Underwriter is required to deliver a prospectus descriptive of the New Bonds more than nine months after the date hereof, the Company, upon the request of the Representative, will furnish to the Representative, at the expense of such Underwriter, a reasonable quantity of copies of a supplemented or amended prospectus meeting the requirements of section 10(a) of the Securities Act.

            (g) The Company will make generally available to its security holders, as soon as practicable, an earnings statement (which need not be certified) covering a twelve-month period commencing subsequent to the date hereof, which earnings statement shall satisfy the requirements of
      Section 11(a) of the Securities Act and Rule 158 promulgated thereunder.

      9. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters to purchase and pay for the New Bonds shall be subject to the performance by the Company of its obligations hereunder and the following conditions:

            (a) Prior to 7 P.M., Providence time, on the date hereof, the Indenture shall have been qualified under the Trust Indenture Act of 1939, there shall have been issued an order of the RIPUC, to the extent that it has jurisdiction, permitting the issuance and sale of the New Bonds, and at such time and on the Closing Date such order shall not contain any provision which, in the opinion of the Representative or the Company, is unduly burdensome to the Company, it being understood that such order as is now in effect do not contain any such unduly burdensome provision.

            (b) All legal proceedings to be taken and all legal opinions to be rendered in connection with the issue and sale of the New Bonds shall be satisfactory to Underwriters' Counsel. Prior to or concurrently with the delivery of the New Bonds, the Representative shall have received the following opinions and letter, with printed or duplicated copies thereof for each of the Underwriters, with such changes therein as may be agreed upon by the Company and the Representative with the approval of Underwriters' Counsel:

               (i) Opinion of Edwards & Angell, special counsel for the Company, substantially in the form attached hereto as Exhibit 1;

               (ii) Opinion of Robert King Wulff, Esq. and/or Kirk L.
            Ramsauer, Esq., counsel for the Company, substantially in the form attached hereto as Exhibit 2;

               (iii) Opinion of Underwriters' Counsel substantially in the form attached hereto as Exhibit 3; and

               (iv) Letter of Coopers & Lybrand, dated the Closing Date and addressed to the Company and to the Representative, confirming that they are independent certified public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder, and stating in effect:

                   (1) that in their opinion the financial statements and
               financial statement schedules (included or incorporated by reference in the Registration Statement) examined by them as stated in their report (incorporated by reference in the Registration Statement) comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and of the published rules and regulations thereunder;

                   (2) that on the basis of a reading of the minutes of the
               meetings of the stockholders and the Board of Directors of the Company held during any period subsequent to 1992, and not covered by the financial statements referred to in paragraph
               (1) of this clause, as set forth in the minute books through a specified date not more than five business days prior to the date of their letter, a reading of the unaudited financial statements of the Company included or incorporated by reference in the Registration Statement, and inquiries of officials of the Company who have responsibility for financial and accounting matters (which procedures do not constitute an examination made in accordance with generally accepted auditing standards), they agree that, if any unaudited amounts of total operating revenue and net income are set forth or incorporated by reference in the Registration Statement, including amounts set forth under "Selected Financial Information," they agree with the corresponding amounts set forth in the unaudited financial statements for that period. Those officials of the Company who have responsibility for financial and accounting matters stated:

                   (A) that the unaudited financial statements incorporated by reference in the Registration Statement are in conformity as to form in all material respects with the applicable accounting requirements of the Exchange Act and the published rules and regulations thereunder, and that said financial statements are in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements incorporated by reference in the Registration Statement;

                   (B) that, during the period from the date of the latest financial statements incorporated by reference in the Registration Statement through a specified date not more than five business days prior to the date of their letter, there was no change in the capital stock and no increase in long-term debt of the Company, except in all instances as set forth or incorporated in or contemplated by the Prospectus; and

                   (3) that they have compared the dollar amounts contained in
               Exhibit 12 (Computation of Ratio of Earnings to Fixed Charges) to the Registration Statement with such dollar amounts derived from the unaudited financial statements incorporated by reference in the Registration Statement, general accounting records of the Company or from schedules prepared by the Company or derived directly from such records or schedules by analysis or computation, and have found such dollar amounts to be in agreement, and have recalculated the ratios contained in
               Exhibit 12 and have found the calculation of such ratios to be mathematically correct, except in each case as otherwise stated in said letter.

               (c) At the time of the delivery of the New Bonds:

                   (i) no stop order suspending the effectiveness of the
               Registration Statement shall have been entered and be in effect, no proceeding for that purpose shall be pending, and any request on the part of the Commission for amendments or additional information shall have been complied with to its satisfaction;

                   (ii) the order or orders referred to in paragraph (a) of
               this Section shall remain in force and effect; and

                   (iii) the representations and warranties of the Company
               herein shall be true and correct;

      and the Representative shall have received a certificate signed by an officer of the Company to such effect, to the best of his knowledge, information, and belief.

      If any provision of this Section is not fulfilled at or prior to the delivery of the New Bonds, this Underwriting Agreement may be terminated by the Representative (with the consent of Underwriters, including the Representative, who have agreed to purchase in the aggregate 50% or more in principal amount of the New Bonds) upon delivering written notice thereof to the Company. Any such termination shall be without liability of any party to any other party, except as otherwise provided in paragraph (e) of Section 8.

      10. CONDITIONS OF THE COMPANY'S OBLIGATION. The obligation of the Company to deliver the New Bonds is subject to the following conditions:

            (a)    The conditions set forth in paragraphs (a), (c)(i), and
      (c)(ii) of Section 9 hereof.

            (b) Concurrently with the delivery of the New Bonds, the Company shall receive the full purchase price for all of the New Bonds.

      If any provision of this Section is not fulfilled at or prior to the delivery of the New Bonds, this Underwriting Agreement may be terminated by the Company, by written notice delivered to the Representative. Any such termination shall be without liability of any party to any other party, except as otherwise provided in paragraph (e) of Section 8.

      11. TERMINATION. This Underwriting Agreement may be terminated at any time prior to the Closing Date by the Representative (with the consent of Underwriters including the Representative who have agreed to purchase in the aggregate 50% or more in principal amount of the New Bonds), upon notice thereof to the Company, if prior to such time (a) there shall have occurred any general suspension of trading in securities on the New York Stock Exchange or there shall have been established by the New York Stock Exchange, the Commission, or any Federal or state agency or by the decision of any court, any limitation on prices for such trading or any restrictions on the distribution of securities, (b) a banking moratorium shall have been declared either by Federal or New York State authorities, (c) there shall have come to the attention of any Underwriter any facts that would cause the Representative to believe that the Prospectus contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading, or (d) there shall have occurred the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (d) in the judgement of the Representative makes it impracticable or inadvisable to proceed with the public offering or the delivery of the New Bonds on the terms and in the manner contemplated by the Prospectus.

      Any termination of this Underwriting Agreement pursuant to this Section shall be without liability of any party to any other party, except as otherwise provided in paragraph (e) of Section 8.

      12. INDEMNIFICATION. (a) The term Preliminary Prospectus as used in this Section 12 shall mean the prospectus included in the registration statement on the date of its initial effectiveness and such prospectus as and if amended or supplemented prior to the date this Underwriting Agreement becomes effective and shall also include all preliminary prospectuses. The terms Registration Statement and Prospectus as used in this Section 12 shall mean said documents as defined, respectively, in Sections 4(a) and 4(b) hereof and shall also include each and every amendment of and supplement to said documents, respectively, furnished by the Company to the Underwriters or to the Representative for distribution to the Underwriters. No indemnity by the Company hereunder shall apply in respect of (i) any Prospectus or Preliminary Prospectus used at a time not authorized under the Securities Act or this Underwriting Agreement, (ii) any Prospectus or Preliminary Prospectus used in unamended or unsupplemented form after the same has been amended or supplemented, provided the Company has supplied such amendment or supplement to the Underwriters or to the Representative for distribution to the Underwriters, or (iii) any Underwriter, or any person controlling such Underwriter, on account of any loss, claim, or liability arising by reason of any person acquiring any of the New Bonds, if a copy of the Prospectus has not been sent or given by an Underwriter or a securities dealer to such person with or prior to the written confirmation of the sale involved. No use of any Preliminary Prospectus is authorized after the date hereof.

      (b) The Company will indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act against any loss, claim, or liability, joint or several (including the reasonable cost of investigating or defending any such alleged loss, claim, or liability and reasonable counsel fees incurred in connection therewith), arising by reason of any person acquiring any of the New Bonds, on the ground that the Registration Statement, the Prospectus, or the Preliminary Prospectus includes or included an untrue statement of a material fact or omits or omitted to state a material fact which (in the case of the Registration Statement or the registration statement as now effective) is or was required to be stated therein or is or was necessary to make the statements therein not misleading or which (in the case of the Prospectus or the Preliminary Prospectus) is or was necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon written information furnished to the Company by any Underwriter, or by and through the Representative on behalf of any Underwriter, for use therein, or unless such statement or omission shall occur in the Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Indenture. For purposes of the foregoing, no Underwriter shall be deemed to be required to send or give a copy of documents incorporated by reference in the Prospectus to any person with or prior to the written confirmation of the sale involved in order to be entitled to the benefits of the indemnification provided for herein. Upon commencement of any such suit, if any Underwriter or any such controlling person wishes to make a claim in respect thereof against the Company under its agreement herein contained, such Underwriter or such controlling person, as the case may be, shall, within thirty days after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Underwriter or upon such controlling person (or after he shall have received notice of such service on any designated agent), give notice in writing of such suit to the Company; but failure so to notify the Company shall not relieve it from any liability which it may have to the person against whom such suit is brought, otherwise than on account of its indemnity agreement contained in this paragraph. The Company will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any such suit, and, if the Company elects to assume the defense, the defendant or defendants therein will be entitled to participate in the defense but shall bear the fees and expenses of any additional counsel retained by them, unless the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

      (c) Each Underwriter will indemnify and hold harmless the Company and each of its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, to the same extent as the Company in the foregoing paragraph (b) agrees to indemnify and hold harmless each Underwriter, but only with respect to any written information furnished to the Company by such Underwriter, or by and through the Representative on behalf of such Underwriter, for use in the Prospectus. If any action shall be brought hereunder against the Company or any such officer, director, or controlling person, such Underwriter shall have the rights and duties given to the Company by paragraph (b), and the Company or such officer, director, or controlling person shall have the rights and duties given to such Underwriter by said paragraph.

      (d) If the indemnification provided for in this Section 12 is unavailable to an indemnified party, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Underwriter on the other but also the relative fault of the Company on the one hand and of the Underwriter on the other in connection with the statement or omission that resulted in such loss, claim, or liability, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and by the Underwriter on the other in connection with the offering shall be deemed to be in the same proportion as the total net proceeds from the offering, before deducting expenses, received by the Company bear to the total underwriting discounts or commissions, if any, received by all of the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. If there are no such underwriting discounts or commissions so set forth, the relative benefits received by the Underwriter shall be the difference between the price received by the Underwriter upon sale of the New Bonds and the price paid for the New Bonds pursuant to this Underwriting Agreement. The relative fault of the Company on the one hand and of the Underwriter on the other shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      (e) The indemnities contained in this Section and all the representations and warranties contained in this Underwriting Agreement shall survive the delivery of the New Bonds.

      13. SUBSTITUTION OF UNDERWRITERS. (a) If one or more Underwriters fail or refuse to take up and pay for the entire principal amount of New Bonds that it or they agreed to purchase under this Underwriting Agreement and the aggregate principal amount of New Bonds which all such defaulting Underwriters shall have failed to purchase does not exceed ten percent of the aggregate principal amount of the New Bonds, the nondefaulting Underwriters shall have the right and are obligated severally to take up and pay for (in addition to the principal amounts of New Bonds set forth opposite their respective names in the Confirmation) the total principal amount of New Bonds agreed to be purchased by all such defaulting Underwriters in the respective proportions which the principal amounts set forth opposite the names of the nondefaulting Underwriters in the Confirmation bear to the aggregate principal amount so set forth opposite the names of all such nondefaulting Underwriters; provided, however, that no New Bonds of denominations smaller than $1,000 are to be delivered and, if New Bonds of smaller denominations would result from the aforesaid proportions, such smaller denominations shall be combined and the resulting $1,000 bond or bonds shall be delivered to, and shall be purchased by, such Underwriter or Underwriters as the Representative shall designate.
In such event, the Representative, for the accounts of the several nondefaulting Underwriters, may take up and pay for all or any part of such principal amount of New Bonds to be purchased by each remaining Underwriter under this paragraph and, in order to effect necessary changes in the Registration Statement, Prospectus, and other documents and arrangements, may postpone the Closing Date not more than four full business days.

      (b) If one or more of the Underwriters shall fail or refuse to take up and pay for the entire principal amount of New Bonds which he or they have agreed to purchase under this Underwriting Agreement and the aggregate principal amount of New Bonds which all such defaulting Underwriters shall have failed to purchase exceeds ten percent of the aggregate principal amount of the New Bonds, the nondefaulting Underwriters, or any one or more of them, at 10 A.M., Providence time, on the Closing Date or within 24 hours thereafter, shall have the right to take up and pay for (in such proportion as may be agreed upon among them so long as no New Bonds of denominations smaller than $1,000 are to be delivered), or to substitute another Underwriter or Underwriters to take up and pay for, the total principal amount of New Bonds agreed to be purchased by all such defaulting Underwriters. In the event that the nondefaulting Underwriters shall not take up and pay for all the New Bonds which the defaulting Underwriters shall have agreed but failed to purchase, or substitute another Underwriter or Underwriters, as aforesaid, the Company shall have the privilege of finding and substituting within a further 24-hour period another Underwriter or Underwriters to purchase the principal amount of New Bonds which the defaulting Underwriters agreed but failed to purchase. (The term Underwriter as used in this Underwriting Agreement shall refer to and include each Underwriter substituted under this paragraph with the same effect as if said substituted Underwriter had originally been named in the Confirmation.)
In any such case, either the Company or the Representative shall have the right to postpone the Closing Date not more than seven full business days, in order that necessary changes in the Registration Statement, the Prospectus, and any other documents and arrangements may be effected. If said nondefaulting Underwriters shall not take up and pay for such principal amount of New Bonds, or substitute another Underwriter or Underwriters therefor, and the Company shall not substitute another Underwriter or Underwriters therefor, all as aforesaid, then this Underwriting Agreement shall terminate without any liability on the part of the Company (except as otherwise provided in paragraph

(e) of Section 8) or of any nondefaulting Underwriter. Nothing contained in this paragraph shall obligate any Underwriter to purchase or find underwriters for any principal amount of New Bonds in excess of the amount agreed to be purchased by such Underwriter under the terms of Section 6, nor shall anything in this paragraph relieve any defaulting Underwriter of any liability to the Company which it might otherwise have.

      14. PERSONS ENTITLED TO BENEFIT OF UNDERWRITING AGREEMENT. This Underwriting Agreement shall inure to the benefit of the Company and the Underwriters (and, as to the provisions of Section 12, the other persons indemnified thereunder) and their respective successors and assigns. Nothing in this Underwriting Agreement is intended or shall be construed to give to any other person, firm, or corporation any legal or equitable right, remedy, or claim under or in respect of this Underwriting Agreement or any provision herein contained. The term "successors and assigns" as used in this Underwriting Agreement shall not include any purchaser, as such purchaser, of any of the New Bonds from any of the Underwriters.

      15. NOTICES. Any request, consent, notice, or other communication on behalf of the Underwriters shall be given in writing by the Representative addressed to the Treasurer of the Company at 25 Research Drive, Westborough, Massachusetts 01582, and any notice or other communication by the Company to the Underwriters shall be given in writing to the Representative, at its address stated in the Confirmation.

      16. EFFECTIVENESS OF UNDERWRITING AGREEMENT. The date on which this Underwriting Agreement is effective is the date stated in the Confirmation.

      17. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

      18. COUNTERPARTS. This Agreement may be executed by one or more of the parties hereto in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

                                                              EXHIBIT 1 TO
                                                         TERMS OF PURCHASE
                         PROPOSED FORM OF OPINION

                                    OF

                             EDWARDS & ANGELL

                         ONE HOSPITAL TRUST PLAZA

                      PROVIDENCE, RHODE ISLAND 02903

                                                  _________________ , 19__

As Representatives of the Several Purchasers

      Re:   THE NARRAGANSETT ELECTRIC COMPANY
            First Mortgage Bonds Series __, ___ %, due ________

Dear Sirs:

      At the request of The Narragansett Electric Company, we submit the following opinion as to its franchises. The Narragansett Electric Company (originally incorporated under the name of "United Electric Power Company") acquired in 1927 all of the assets and franchises of The Narragansett Electric Lighting Company. Since then it has acquired in 1936 all the property, assets, plant and business of South County Public Service Company, Tiverton Electric Light Company, Bristol County Gas and Electric Company, and East Greenwich Electric Company and, in August, 1950, all the property, assets, plant and business of Rhode Island Power Transmission Company. In connection with such acquisitions, The Narragansett Electric Company became entitled to exercise and enjoy all the rights, powers, easements, privileges and franchises theretofore exercised and enjoyed by said corporations with respect to the property, assets, plant and business acquired from them respectively. It has also acquired certain other utility property, but the franchises, if any, acquired in connection therewith are unimportant.

      Article IX of the amendments to the Constitution of the State of Rhode Island, adopted in November, 1892, limits the power of the General Assembly to provide for the creation of corporations by general law so that no corporation shall be created with the power to exercise the right of eminent domain or to acquire franchises in the streets and highways of towns and cities except by special act, on notice as required by law. The charters of The Narragansett Electric Company and of the various corporations whose property, assets and franchises were acquired by The Narragansett Electric Company as aforesaid, were granted by special acts of the General Assembly, on such requisite notice. Said charters and all amendments thereto we have duly examined. We are of the opinion that The Narragansett Electric Company is now a duly existing corporation.

      We are familiar with the proceedings incident to the acquisition by The Narragansett Electric Company of the property, assets and franchises of (1) The Narragansett Electric Lighting Company in 1927, (2) the several other corporations referred to above in 1936 and (3) Rhode Island Power Transmission Company in 1950. We have examined certified copies of the orders by the Division of Public Utilities, Department of Revenue and Regulation (originally called "Department of Taxation and Regulation"), of the State of Rhode Island, consenting to and approving the purchase and acquisition of the property, assets, plant and business of South County Public Service Company, Bristol County Gas and Electric Company, Tiverton Electric Light Company and East Greenwich Electric Company and of the order by the Public Utility Administrator, Department of Business Regulation (who succeeded to the powers and authority of the Division of Public Utilities, Department of Revenue and Regulation, as hereinafter set forth) consenting to and approving the purchase from Rhode Island Power Transmission Company of all of its property, assets, plant and business, in compliance with the provisions of Section 39-3-24 of the General Laws (1956). We have been advised that the Federal Power Commission (now called the "Federal Energy Regulatory Commission") consented to the acquisition by The Narragansett Electric Company of the facilities of South County Public Service Company, Tiverton Electric Light Company and Rhode Island Power Transmission Company and that no such consent was necessary in connection with the transfers from Bristol County Gas and Electric Company and East Greenwich Electric Company.

      We are of the opinion, based on the foregoing information, that The Narragansett Electric Company validly acquired the property, assets, plant and business of the above-mentioned corporations and is entitled to exercise and enjoy all of the right, powers, easements, privileges and franchises theretofore exercised and enjoyed by said corporations with respect to the property, assets, plant and business purchased from them respectively by The Narragansett Electric Company and that The Narragansett Electric Company has succeeded to the rights and obligations of said corporations with respect to operation in the towns and cities in Rhode Island where said corporations carried on business under and pursuant to their respective charters prior to said acquisition.

      The original and amended charters of The Narragansett Electric Lighting Company and of said corporations, all the property, assets, plant and business of which were acquired as aforesaid, contain, among other matters, provisions substantially similar in effect purporting to grant rights, with the consent, or under the direction of the respective town and city councils and subject to their ordinances, to install and maintain in the several towns and cities in Rhode Island in the case of The Narragansett Electric Lighting Company and in certain specific towns and cities in the case of the others of said corporations, wires and conductors of electricity under and over highways, streets and sidewalks for the purpose of selling and distributing electricity for lighting, heating and other purposes.

      The charter, as amended, of Bristol County Gas and Electric Company contained provisions, among other matters, purporting in effect to grant the right to carry on an electrical business and, with the consent of town councils, to install wires and poles in, under and over highways, streets, bridges and sidewalks in towns where it operates, subject to ordinances, regulations and orders of the respective town councils. By the charters of certain corporations (the rights of which Bristol County Gas and Electric Company subsequently acquired) similar rights were provided for in the Town of Bristol, with the consent of the Town Council, as to wires for electricity.

      The charter of Rhode Island Power Transmission Company provided, among other matters, for the right to string and maintain its wires across highways, streets, etc., subject to reasonable regulations required for public safety by the city or town councils of the cities or towns where the same are located or the State Board of Public Roads if a state highway. It also provided that the corporation, with the consent of the city or town councils or the State Board of Public Roads (as to state highways) might put up, lay, maintain, repair and use poles, transmission lines, wires, conductors, conduits and other appurtenances in, through, along, over and under highways, streets, bridges and other public places, subject to reasonable regulations of the town and city councils or, in case of state highways, the State Board of Public Roads. Prior consent of the City of Providence is required before crossing highways, streets or public places in the City of Providence. We are informed that Rhode Island Power Transmission had no locations and crossed no highways within the City of Providence; that wherever its wires crossed highways elsewhere it had observed all applicable regulations of the regulatory body having jurisdiction; that its locations were entirely on private rights of way, except for (1) certain poles in streets in Lincoln and Pawtucket on its main line between the former Hazel Street Substation and the North Providence town line, and (2) a spare circuit line leased from another utility extending along several Pawtucket streets from the Pawtucket No. 1 Station to the East Providence town line; that said poles and spare circuit line referred to in (2) above have been so used and operated for more than twenty years without objection from the City of Pawtucket; that the aforesaid poles in streets on said main line may be relocated in part on property owned or controlled by The Narragansett Electric Company, as successor to Rhode Island Power Transmission Company, and in part on rights of way which it may acquire over other private property so as to continue its present service; and that said spare circuit line (transmitting current for distribution in East Providence) might, if necessary, be discontinued without substantially interfering with such distribution, other means therefor being available over other portions of the company's lines and connections. Under these circumstances we have not deemed it necessary to consider in detail whether any objection to these transmission line locations on and along said Lincoln and Pawtucket streets, if hereafter made by any public authority, would have any legal standing.

      We have examined copies of various votes or special ordinances of, or contracts with, cities or towns approved by the town and city councils from time to time in principal towns and cities in Rhode Island within which The Narragansett Electric Company now distributes electricity. These votes, contracts or ordinances evidence either general express consent to operation either by that company or by one or more of the companies, the property, assets, plant and business of which have been acquired as aforesaid, within such towns or cities and to the use of streets therein for the purposes of such business or consent for specific street locations therein, or contain provisions reciting due authority to operate and/or use the streets generally as aforesaid, or otherwise indicate a general recognition of, and acquiescence in, such operation and use. Furthermore, we are informed that The Narragansett Electric Company secured in 1935 blanket consents from all of the city and town councils in all towns and cities of the State (other than the City of Providence where it was believed to be unnecessary because of specific consents already obtained) in which it was doing business, approving its then locations of all its poles, wires and conductors within such towns and cities. We have not attempted to examine all of these consents, but have examined some of them as to form, which we believe to be adequate.

      We are informed that for a number of years it has been the practice of The Narragansett Electric Lighting Company and the other predecessors in title of The Narragansett Electric Company to apply for and obtain specific consents (the form of which we have examined and believe to be adequate) from or under the authority of all such town and city councils for additional locations in streets as the need therefor arose to making openings in the public highways for such purpose, and that this practice has been continued by The Narragansett Electric Company down to the present time. We are further informed that all cities and towns in Rhode Island wherein The Narragansett Electric Company now operates, as aforesaid, have acquiesced in such operation by it and/or by one or more of its predecessors and in the use by it or them of streets and highways therein for the purposes of such operation without objection for a number of years.

      By a special act of the General Assembly of the State of Rhode Island, approved on May 6, 1964, The Narragansett Electric Company was, by amendment to its charter, granted the power of eminent domain in perpetuity for use with respect to electric lines of 11,000 volts or more, subject to certain conditions, limitations and exceptions specified in said special act.

      We have duly examined the Rhode Island statutes affecting the rights, privileges, franchises, elements and obligations of The Narragansett Electric Company. By statute it is provided that in any town or city in Rhode Island where a corporation created for the purpose of producing, selling and distributing electricity for light, heat or motive-power is in actual use and enjoyment of rights in streets and highways, the control of the town or city council is so far limited that it may not grant an exclusive right or franchise therein to any other corporation created for the same purpose, and in such communities where more than one corporation is in such actual use and enjoyment the council may not grant an exclusive franchise to either corporation except with the consent of the other. (Section 39-17-2 of the General Laws, 1956.)
It is further provided that the location of all transmission lines, poles, piers, abutments, conduits, manholes, vaults and other fixtures for electricity use by Rhode Island public utilities is validated as of May 19, 1982. (Section 39-1-30.1 of the General Laws, 1956.) It is also provided that no public utility may furnish or sell electricity (except to another public utility) in any town or city in which it or a utility to which it is a successor was not, on or prior to March 1, 1926, furnishing such service to the public generally and in which any other utility is furnishing such service, unless it shall first obtain from the Division of Public Utilities (the powers and duties of which, as hereinafter stated, are now vested in the Public Utilities Commission or, under certain circumstances, the Administrator of the Division of Public Utilities and Carriers, Department of Business Regulation) a certificate of public convenience and necessity. (Section 39-3-1 of the General Laws, 1956.) We are informed that on and prior to March 1, 1926, The Narragansett Electric Lighting Company, or one of the other corporations above-named, the property, assets, plant and business of which have been acquired by The Narragansett Electric Company, was actually furnishing to the public generally electric service in the same towns and cities now served by The Narragansett Electric Company.

      We are of the opinion that under the provisions of the Administrative Code Act adopted in 1935 (P.L. May Session, 1935, Chapter 2250) and the Administrative Act of 1939 (P.L. 1939, Chapter 660), as amended, the Department of Public Works succeeded to the powers of the State Board of Public Roads under the provisions of the charter of the Rhode Island Power Transmission Company above referred to and that pursuant to Section 2 of Chapter 111, P.L. 1970, the powers of the Department of Public Works became vested in the Department of Transportation, that by the Administrative Act of 1939, as amended (particularly by Sec. 2 of Chapter 2174, P.L. 1949) the powers and duties of the Division of Public Utilities above referred to became vested in the Public Utility Administrator, Department of Business Regulation, and that by Section 1 of Chapter 240, P.L. 1969, the duties of the Public Utility Administrator, Department of Business Regulation, are now vested in the Public Utilities Commission or, under certain circumstances, the Administrator of the Division of Public Utilities and Carriers, Department of Business Regulation. The above-mentioned statutes do not purport to modify the powers or regulation previously vested in the State Board of Public Roads or the Division of Public Utilities, nor do they purport to modify substantive rights or obligations.

      Based upon the examination made and the information received by us as aforesaid and with the qualifications aforesaid, it is our opinion (1) that the terms and requirements of all regulatory ordinances now in effect and brought to our attention affecting The Narragansett Electric Company are reasonable;
(2) that so long as the charter of said corporation and the statutes herein before referred to remain effective, said corporation may not be excluded by ordinance or administrative regulation from operating within the towns and cities within the State of Rhode Island where it now operates under the authority of its charter, although it may be required to make reasonable changes of location of wires, poles, and other apparatus located in, on, over or across streets or highways; (3) that at the present time The Narragansett Electric Company is free from burdensome restrictions affecting franchises and has rights adequate to carry on the business now conducted by it in said cities and towns; (4) that said business has been and is being conducted with the consent, either express or implied, of the city and town councils of said towns or cities where such consent is required under said charter; (5) that The Narragansett Electric Company has indeterminate rights adequate for the continued use of streets and highways in said cities and towns for wires and conductors of electricity subject to reasonable regulations; and (6) that the franchise situation of The Narragansett Electric Company is satisfactory and that its said rights afford reasonable protection to the holders of securities of The Narragansett Electric Company and to that Company in operating its authorized business in Rhode Island.

                                        Very truly yours,



                                        EDWARDS & ANGELL

                                                              EXHIBIT 2 TO
                                                         TERMS OF PURCHASE

                         PROPOSED FORM OF OPINION

                                    OF

                          COUNSEL FOR THE COMPANY

                                                    _______________ , 19__

As Representative of the Several Purchasers

      Re:   THE NARRAGANSETT ELECTRIC COMPANY
            First Mortgage Bonds Series __, ____ %, due ____

Dear Representatives:

      We have acted as counsel for The Narragansett Electric Company (the Company) in connection with the issue by it of $_________ principal amount of First Mortgage Bonds, Series __, __%, due ____ (New Bonds), and are therefore familiar with the proceedings taken in connection therewith. The Company is a subsidiary of New England Electric System.

      This opinion is furnished to you pursuant to Section 9(b)(ii) of the Underwriting Agreement which became effective on ________________, 19__, between you as underwriter of the New Bonds and the Company and is being delivered on the Closing Date referred to therein, concurrently with said issue of New Bonds.

      The New Bonds are being issued under a First Mortgage Indenture and Deed of Trust dated as of September 1, 1944 (the Original Indenture), as supplemented and amended by an __________ Supplemental Indenture dated as of ___________, 19__, and previous supplemental indentures (the Original Indenture and all supplemental indentures being collectively referred to herein as the Indenture).

      We are of opinion that:

      1. The Company is a corporation validly organized and duly existing under special charter granted by the State of Rhode Island.

      2. The Company had full power and authority to accept your bid for the New Bonds, and the Purchase Agreement has been duly authorized, executed, and delivered by the Company.

      3. The Company had corporate power proper and adequate for making the Indenture which was duly executed and delivered in accordance with proper authority from the stockholders and directors of the Company. The __________ Supplemental Indenture, including Schedule I thereto, contains a correct and adequate description of the real estate, rights or interests in real estate, and fixed property of the Company acquired up to ____________, 19__, and not included in the Original Indenture or the previous supplemental indentures, and now owned of record, except for the properties expressly excluded from the Indenture.

      4. All filings and recordings of or in respect of the Indenture have been duly made where such filings and recordings are necessary for the preservation or protection of the lien thereof, and the Indenture is a valid, binding, and enforceable instrument subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally and to the effects of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

      5. The Company has corporate power proper and adequate for the execution and issuance of the New Bonds under the Indenture in the initial aggregate principal amount of $____________, and in accordance with due authorization from the stockholders and directors of the Company and based in part upon certificates by an officer of the Company and by an officer of the Trustee under the Indenture as to execution, certification, and delivery, said $____________ principal amount of New Bonds have been duly issued and are valid and binding obligations of the Company and entitled to the benefits and security of the Indenture.

      6. Said New Bonds are secured by a direct first mortgage lien on substantially all the properties and franchises now owned by the Company, subject to the property specifically excepted in the granting clauses of, and to the liens permitted by, the Indenture, including the prior lien of the Trustee for compensation, expenses, and liabilities; and, except as aforesaid, there is no existing indebtedness secured by lien on the property securing such New Bonds ranking prior to or on a parity with the lien securing such New Bonds.

      7. The property specifically described as mortgaged property in the Indenture constitutes substantially all of the property owned by the Company and used by, or useful to, it in its business, except for the property expressly excepted from the Indenture. None of the real estate and rights in real estate described in the schedules to the Indenture and which constitute the principal properties of the Company is excluded from the lien of the Indenture by virtue of the provisions of clause (b) under "Reservations and Exceptions" in the Original Indenture and the First through __________ Supplemental Indentures, and as to the remainder of the properties described in said schedules the exclusions, if any, by virtue of said clause (b) are minor.

      8. Other than as described in the Prospectus, including all documents incorporated therein by reference, the principal generating stations of the Company are in general on land owned by the Company, the balance being upon land of others pursuant to lease or other arrangements. As to the other properties described in the schedules to the Indenture and indicated therein as owned by the Company, being principally electric lines and related equipment, they are in general not on land owned in fee, being in substantial part located on, over, or under public streets or highways and in part on land owned by others over which the Company has easements or rights of way. A majority of the poles of the distribution system are owned jointly with others, principally telephone companies. The Company's title to such properties is free from any material defects of record except current taxes, the mortgage of the Indenture, and such liens, encumbrances, and other defects as are set forth or are referred to in the Indenture, and in respect to said easement interests in real estate (which consist principally of transmission and distribution line rights of way) such rights, with minor exceptions, are perpetual or without limit of time.

      9. With respect to the issue and sale of the New Bonds, an appropriate order has been issued by the Division of Public Utilities and Carriers of the State of Rhode Island, to the extent it has jurisdiction, authorizing the issue and sale of the New Bonds and the mortgage by the Company of its properties, and said order remains, to the best of our knowledge, in effect at this date; the Company is exempted by Rule 52 under the Public Utility Holding Company Act of l935 (the l935 Act) from the requirement of an order of the Securities and Exchange Commission (the Commission). The Indenture has been qualified under the Trust Indenture Act of 1939; the Registration Statement referred to below has become effective under the Securities Act of 1933, as amended (the Securities Act); said order and said Registration Statement remain, to the best of our knowledge, in effect at this date; and no other approval, consent, or action of any governmental or regulatory authority is required for the issue and sale of the New Bonds or the carrying out of the provisions of the Purchase Agreement (except under the so-called blue-sky or securities laws of the several states in connection with sales by you and others of the New Bonds, the applicability of which we have not considered and as to which we express no opinion).

      10. The statements upon our authority made or incorporated by reference in the Registration Statement, as amended by all amendments thereto, filed with the Securities and Exchange Commission under the Securities Act (the Registration Statement) and in the prospectus dated _____________, 19__, as supplemented by the prospectus supplement dated _________________, 19__, relating to the New Bonds (the Prospectus) are correct; the Registration Statement and the Prospectus, including all documents incorporated by reference therein in accordance with the requirements of Form S-3 under the Securities Act (except for the financial statements contained or incorporated by reference therein, as to which we express no opinion), comply as to form in all material respects with the relevant requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, and of the applicable rules, regulations, and releases of the Securities and Exchange Commission thereunder; and the New Bonds conform to the description thereof in the Registration Statement and Prospectus. While we have not made a detailed review of the accuracy or completeness of other information in, or incorporated in, the Registration Statement and Prospectus and assume no responsibility therefor, nothing has come to our attention which leads us to believe that either the Registration Statement or Prospectus, or the documents incorporated by reference therein, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

      The above opinion, insofar as it relates to mortgaging of franchises, relates to the mortgaging of secondary franchises and not to the mortgaging of the Company's primary franchise to be a corporation. The above opinion insofar as it relates to the execution and delivery of the Original Indenture and certain supplemental indentures prior to the __________ Supplemental Indenture is based upon opinions of other counsel for The Company. The above opinion, insofar as it relates to titles, is based in part upon opinions of local counsel and of counsel associated with us and in part upon examination of titles of the Company to its principal properties by title examiners under our direction, the direction of counsel associated with us, or the direction of local counsel, or examination by local counsel and reviewed by us or counsel associated with us, such title examiners and local counsel being, in our opinion, of good standing and experienced in the examination of titles. In the case of easements over lands of others, the title of the grantors of the easements were not in all cases examined to the same extent as in the case of fee ownership and in some instances such easements depend upon long user.

      We are members of the bar of The Commonwealth of Massachusetts and we do not express any opinion as to matters governed by any laws other than those of The Commonwealth of Massachusetts, the State of Rhode Island, and the Federal Law of the United States of America. We are not, however, members of the bar of the State of Rhode Island.

                                        Yours very truly,

                                        DRAFT

                                        Robert King Wulff*
                                        Corporation Counsel

                                        DRAFT

                                        Kirk L. Ramsauer*
                                        Assistant General Counsel











_______________________________

*To be signed by Robert King Wulff and/or Kirk L. Ramsauer

                                                              EXHIBIT 3 TO
                                                         TERMS OF PURCHASE

                         PROPOSED FORM OF OPINION

                                    OF

                      MILBANK, TWEED, HADLEY & MCCLOY

                          1 CHASE MANHATTAN PLAZA

                         NEW YORK, NEW YORK 10005

                                             _______________________, 19__


and the other several Underwriters
named in the Underwriting Agreement
referred to below,

      Re:   THE NARRAGANSETT ELECTRIC COMPANY
            First Mortgage Bonds Series __, ___%, due ____

Dear Sirs:

      We have acted as your counsel in connection with your purchase from The Narragansett Electric Company, a Rhode Island corporation (the Company), pursuant to an Underwriting Agreement dated ____________, 19__ (the Underwriting Agreement) made with the Company, of $______________ aggregate principal amount of First Mortgage Bonds Series __, ___%, due ____ (New Bonds) of the Company, issued under and pursuant to the First Mortgage Indenture and Deed of Trust dated as of September 1, 1944, as supplemented and modified by ________________ supplemental indentures (collectively, the Mortgage), between the Company and Rhode Island Hospital Trust National Bank, successor to Rhode Island Hospital Trust Company, as Trustee (the Trustee). As such counsel we have reviewed originals, or copies certified to our satisfaction, of all such corporate records of the Company, indentures, agreements and other instruments, certificates of public officials and of officers and representatives of the Company and of the Trustee, and other documents, as we have deemed necessary to require as a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as copies and the authenticity of the originals of such later documents. As to various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon certifications by officers of the Company and other appropriate persons and statements contained in the Registration Statement hereinafter mentioned.

      In addition, we attended the closing held today at the principal office of Rhode Island Hospital Trust National Bank, One Hospital Trust Plaza, Providence, Rhode Island, in the course of which the Company caused to be delivered to you $_____________ aggregate principal amount of Series __, New Bonds against payment therefor.

      Based upon the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that:

      1. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

      2. The registration statement with respect to the Series __, New Bonds filed with the Securities and Exchange Commission (the Commission) pursuant to the Securities Act of 1933, as amended (the Act), as amended by all amendments thereto (the Registration Statement), has become effective and, to the best of our knowledge, remains in effect on the date hereof, and the prospectus with respect to the Series __, New Bonds dated ____________, 19__, as supplemented by the prospectus supplement dated ______________, 19__, including all documents incorporated by reference therein pursuant to the requirements of Form S-3 under the Act (the Prospectus), is lawful for use for the purposes specified in the Act in connection with the offer for sale and the sale of the Series __, New Bonds in the manner specified therein, subject to compliance with the provisions of securities or "blue sky" laws of certain jurisdictions in connection with the offer and sale of the Series __, New Bonds in such jurisdictions.

      The Registration Statement and the Prospectus (except the financial statements and other financial data included therein, as to which we express no opinion) comply as to form in all material respects with the requirements of the Act and with the applicable published rules and regulations of the Commission under the Act.

      As to the financial statements included in the Prospectus, we have made no examination of the Company's books of account and we therefore express no opinion. As to the statements under "Description of Series __, New Bonds", (except the financial data included thereunder as to which we express no opinion), subject to the concluding three paragraphs of this opinion, we are of the opinion that the statements are accurate and do not omit any material fact required to be stated therein or necessary to make such statements not misleading. As to other matters, we have not undertaken to determine independently the accuracy or completeness of the statements contained in the Registration Statement or in the Prospectus. We have, however, participated in conferences with representatives of the Company and of New England Power Service Company in connection with the preparation of the Registration Statement and the Prospectus and we have reviewed all documents incorporated by reference in the Prospectus pursuant to the requirements of Form S-3 under the Act and such of the corporate records of the Company as we deemed advisable. None of the foregoing disclosed to us any information which gave us reason to believe that the Registration Statement or the Prospectus (except the financial statements and other financial data included therein, as to which we express no opinion) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

      3. The Company is exempt under Rule 52 of the Public Utility Holding Company Act of l935 from the requirement for an order of the Commission under said Act with respect to the issue and sale of the Series __, New Bonds.

      4. The Division of Public Utilities and Carriers of the State of Rhode Island has issued an appropriate order with respect to the issue and sale of the Series __, New Bonds. Said order, to the best of our knowledge, remains in effect on the date hereof.

      5. No other order, approval or consent of any public regulatory body is legally required under Federal law for the issue and sale of the Series __, New Bonds pursuant to the Purchase Agreement or the carrying out of the provisions of the Purchase Agreement.

      6. The Mortgage has been duly authorized, executed and delivered by the Company, and having, in the opinion of Robert King Wulff, Esq., Corporation Counsel for the Company, and Kirk L. Ramsauer, Esq., Assistant General Counsel for the Company, referred to below, upon which we rely, been duly filed and recorded, constitutes a valid mortgage legally effective to create a lien (as to the ranking of which reference is made to said opinion) as security for the Series __, New Bonds upon the interest of the Company in the property now owned by the Company which is described in the Mortgage as subject to the lien thereof; and the Mortgage is a valid, binding and enforceable instrument, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability or affecting the enforcement of creditors' rights generally. The enforceability of the Mortgage is further subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including without limitation (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing.

      The Mortgage has been duly qualified under the Trust Indenture Act of 1939, as amended.

      7. The Series __, New Bonds purchased by you conform as to legal matters in all substantial respects to the description thereof contained in the Registration Statement and the Prospectus and have been duly authorized and (assuming due execution thereof by the Company and certification by the Trustee) issued under the Mortgage and are valid and binding obligations of the Company.

      The foregoing opinions are subject to the following:

      We have made no examination of the Company's title to the properties purported to be owned by it or of the ranking of the lien created by the Mortgage or of the franchises under which the Company operates. We express no opinion on such matters (including the adequacy of the real property descriptions in the Mortgage), and, to the extent that the opinions herein expressed involve such matters, we have relied, so far as concerns the Company's titles to its properties and the ranking of the lien of the Mortgage, upon the opinion of Robert King Wulff, Esq. and Kirk L. Ramsauer, Esq., addressed to you on this date, and, so far as concerns the Company's franchises, upon the opinion of Edwards & Angell, likewise addressed to you on this date. Furthermore, with respect to the filing and recording of the Mortgage in the State of Rhode Island, we have relied upon said opinion of Robert King Wulff, Esq. and Kirk L. Ramsauer, Esq.

      In rendering the opinions hereinabove expressed, we have relied upon said opinion of Robert King Wulff, Esq. and Kirk L. Ramsauer, Esq. as to all matters governed by the law of the State of Rhode Island and upon said opinion of Edwards & Angell as to matters concerning the Company's franchises, and as to such matters, the opinions hereinabove expressed are subject to all qualifications, limitations, assumptions and reliances, and other considerations, therein set forth.

      We are members of the bar of the State of New York and we do not express any opinion as to matters governed by any laws other than the law of the State of New York, the Federal law of the United States of America, and to the extent hereinabove stated in reliance upon said opinions of Robert King Wulff, Esq. and Kirk L. Ramsauer, Esq. and of Edwards & Angell, the law of the State of Rhode Island.

                       Very truly yours,


                       MILBANK, TWEED, HADLEY & MCCLOY